STOCK REDEMPTION AND PURCHASE AGREEMENT

This Stock Redemption and Purchase Agreement (this “Agreement”) is dated as of February 27, 2023, (the “Effective Date”) by and among KeyStar Corp., a Nevada corporation (the “Company”), and John Linss, an individual residing in the state of Nevada (the “Seller”).

RECITALS

WHEREAS, Seller is the record and beneficial owner of 2,980,000 shares of Company’s Series C Preferred Stock of Company (the “Shares”); and

WHEREAS, Seller desires to sell to Company, and Company desires to purchase from Seller, the Shares under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises, representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Seller agree as follows:

ARTICLE I.

DEFINITIONS

1.1Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms will have the meanings indicated in this Section 1.1:“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the applicable party’s knowledge, threatened in writing against or affecting Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of Nevada are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation of the Preferences, Rights, and Limitations of the Series C Convertible Preferred Stock of Company, as filed with the Nevada Secretary of State.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Business Day on which all of the items set forth in Section 2.3 are delivered pursuant to the terms of Section 2.3, or such other date as the parties may agree.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Encumbrance” means any charge, claim, community property interest, pledge, hypothecation, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind or nature whatsoever, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Local Time” means Pacific Standard Time.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of Company, or (iii) material and adverse impairment to Company’s ability to perform on a timely basis its obligations under any Transaction Document, but will not include the effect of any circumstance, change, development or event arising out of or attributable to (a) the market in which Company and its Subsidiaries operate generally, (b) general economic or political conditions, (c) any change arising in connection with acts of war (whether or not declared), sabotage or terrorism, military actions or the escalation thereof or other force majeure events occurring after the date hereof or (d) any changes in governmental regulations or accounting rules, except that, in the case of the foregoing clauses (c) and (d), only to the extent such circumstance, change, development or event does not disproportionately impact Company relative to other companies in the industry in which Company and its Subsidiaries operate.

“Nevada Courts” means the state and federal courts sitting in the City of New Las Vegas, County of Clark.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Securities Act” means the Securities Act of 1933, as amended.

“Series C Preferred Stock” means the Series C Preferred Stock of the Company, par value $0.0001 per share, having the terms, and authorized to be issued pursuant to, the Certificate of Designation, and any securities into which such preferred stock may hereafter be reclassified.

“Shares” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the Promissory Note, the Stock Powers, the Instructions Letter, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent”  means Empire Stock Transfer Inc., a Nevada corporation, in its capacity as the transfer agent of Company, or, if applicable, a substitute transfer agent selected by Company.

ARTICLE II.

PURCHASE AND SALE

2.1Purchase and Sale.  Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, transfer, and deliver to Company, and Company hereby agrees to redeem and purchase from Seller, all of the Shares.  The aggregate consideration to be paid by Company for the Shares will be $1,798,800.20 (the “Purchase Price”).

2.2Payment of Purchase Price. The Purchase Price will be paid as follows:

(a)At the Closing, Company will pay to Seller, by wire transfer of immediately available funds an amount equal to $98,800.20 (the “Closing Cash Consideration”); and

(b)At the Closing, Company will issue to Seller a promissory note, dated as of the Closing, in the original principal amount of $1,700,000 (substantially in the form attached as Exhibit “A”, the “Promissory Note”).

2.3Closing.  The Closing will take place through the electronic exchange of signatures, or at the offices of Clark Hill PLC at 14850 North Scottsdale Road, Suite 500, Scottsdale, Arizona 85254, or at such other place as the parties may agree upon in writing.  The sale and transfer of the Shares will be effective as of 12:01 a.m. (Local Time) of the Closing Date.

2.4Closing Deliverables. At the Closing,

(a)Company will deliver or cause to be delivered to Seller:

(i)the Closing Cash Consideration; and

(ii)the Promissory Note, duly executed by Company.

(b)Seller will deliver or cause to be delivered to Company:

(i)an irrevocable stock power to transfer the Shares to Company (in a form reasonably approved by Company and Transfer Agent, the “Stock Power”), duly executed by Seller with medallion guarantee signature;

(ii)an instruction letter addressed to Transfer Agent concerning the transfer of the Shares to Company (in a form reasonably approved by Company and Transfer Agent, the “Instructions Letter”) duly executed by Seller; and

(iii)a copy of my driver’s license.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES AND COVENANT

3.1Representations and Warranties of the Seller.  Seller represents and warrants to Company as follows:

(a)Ownership.  All of the Shares are owned of record and beneficially by Seller, and, immediately prior to Closing, Seller will have good and marketable title to the Shares, free and clear of (i) restrictions on or conditions to transfer or assignment, and (ii) all Encumbrances.  All Shares will be transferred to Company free and clear of all Encumbrances.

(b)Authorization; Enforcement.  The Seller has the authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out Seller’s obligations thereunder. Each Transaction Document has been (or upon delivery will have been) duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)No Conflicts.  The execution, delivery and performance of the Transaction Documents by Seller and the consummation by Seller of the transactions contemplated thereby do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Seller debt or otherwise) or other understanding to which Seller is a party or by which any property or asset of Seller is bound or affected, or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of Seller is bound or affected.

(d)Filings, Consents, and Approvals.  Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Seller of the Transaction Documents.

3.2Representations and Warranties of the Company.  Company hereby makes the following representations and warranties to Seller:

(a)Organization and Qualification.  Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)Authorization; Enforcement.  Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Company and no further action is required by Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)No Conflicts.  The execution, delivery and performance of the Transaction Documents by Company and the consummation by Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which Company is a party or by which any property or asset of Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company is subject (including federal and state securities laws and regulations), or by which any property or asset of Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)Filings, Consents and Approvals.  Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents.

ARTICLE IV.

INDEMNIFICATION; RELEASE

4.1Seller Indemnification.  Seller hereby agrees to indemnify and hold harmless Company against any losses, claims, damages, or liabilities to which Company may become subject insofar as such losses, claims, damages, or liabilities arise out of or are based upon any misrepresentation of Seller as contained herein.  The maximum of such damages recoverable by Company is the Purchase Price.

4.2Release.  Seller, on behalf of himself, his agents, assigns, and for all other persons or entities whosoever claim in their right, title, interest, or behalf of Seller (each, a “Releasing Party”), and do hereby release and forever discharge Company, and its agents, assigns, parents, subsidiaries, related or affiliated corporations, predecessor or successor corporations, limited liability companies, partnerships or limited partnerships, and past and present directors, officers, employees, consultants, stockholders, and insurers, from any and all claims, actions, causes of action, demands, liens, civil lawsuits, or encumbrances of any kind whatsoever (legal, equitable, or otherwise), known or unknown, suspected or unsuspected, that the Releasing Party has or had, individually or collectively, relating to, connected with, or in any way arising from the Shares and or Releasing Party’s relationship with Company or any of the released Persons or entities from the beginning of time through the Effective Date (collectively, the “Released Claims”); provided, however, that this release will not extend to any claims, actions, causes of action, demands, liens, civil lawsuits that may be raised hereafter concerning the Promissory Note. Each Releasing Party acknowledges and agrees that the release of Released Claims provided for in this Agreement will extend to any and all Released Claims other than concerning the Promissory Note), whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, and, to the maximum extent permitted, expressly waives and relinquishes any right such Releasing Party may have under any provision of Nevada law, whether provided by statute, rule or regulation, or case law, that would or could be deemed to limit such waiver and relinquishment.  Each Releasing Party understands, acknowledges, and agrees that such Releasing Party may later discover facts in addition to, or different from, those that she/it now knows or believes to be true as to the Released Claims or the subject matter of this Agreement; but, it is the intention of each of the Releasing Parties, through and in accordance with this Agreement and with the advice of counsel of his/its own choosing, fully, finally, and forever to settle and release any and all Released Claims.  In furtherance of this intention, the releases of the Released Claims provided for under this Agreement will be, and are to remain in effect as, full and complete releases of any and all Released Claims, notwithstanding the discovery of any additional claims or facts relating to such releases.

ARTICLE V.

MISCELLANEOUS

5.1Fees and Expenses.  Each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  Company will pay all fees invoices by Transfer Agent in connection with the redemption and transfer of the Shares.

5.2Entire Agreement.  The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and schedules.

5.3Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (Local Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:30 p.m. (Local Time) on any Business Day, (c) the Business Day following the date of deposit with a U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications will be as follows:

If to the Company:KeyStar Corp.

78 SW 7th Street, Suite 800

Miami, FL 33130

Attn: Chief Executive Officer

With a copy (which will

not constitute notice) to:

Daniel Schenck, Esq.

CLARK HILL PLC

14850 N. Scottsdale Road, Suite 500

Scottsdale, Arizona 85254

If to Seller:John Linss

2717 Orchid Valley Drive

Las Vegas, Nevada 89134

With a copy (which will

not constitute notice) to:

David Adams, Esq.

STANTON LAW LLC

410 Plasters Avenue, Suite 200

Atlanta, Georgia 30324

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by Company and Seller and any amendment to any provision of this Agreement made in accordance with this Section will be binding on the parties, as applicable.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Seller. Seller may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Company.

5.7No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by any other Person.

5.8Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced exclusively in the Nevada Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Nevada Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof.  Nothing contained herein will be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party will commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding will be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9Survival.  The representations, warranties, agreements and covenants contained herein will survive the Closing and the delivery of the Shares.

5.10Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.  If the parties are not willing or able to so agree, the affected or impaired provision of this Agreement will be stricken.

5.12Further Assurances.  Each party hereto will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Redemption and Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

COMPANY:

KeyStar Corp

By: /s/ Bruce A. Cassidy

Bruce A. Cassidy, Chairman

Date: February 27, 2023

SELLER:

/s/ John Linss

John Linss

Date: February 27, 2023